As filed with the Securities and Exchange Commission on January 27, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REGULUS THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	26-4738379
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10614 Science Center Drive San Diego, CA	92121 (Zip Code)
(Address of Principal Executive Offices)

2012 Equity Incentive Plan

2012 Employee Stock Purchase Plan

(Full titles of the plans)

Paul C. Grint M.D.

President and Chief Executive Officer

Regulus Therapeutics Inc.

10614 Science Center Drive

San Diego, CA 92121

(858) 202-6300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas A. Coll, Esq.

Kenneth J. Rollins, Esq.

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

Tel: (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
2012 Equity Incentive Plan Common Stock, $0.001 par value per share	2,116,992(3)	$2.225	$4,710,307.20	$545.93
2012 Employee Stock Purchase Plan Common Stock, $0.001 par value per share	500,000(4)	$2.225	$1,112,500.00	$128.94
Total	2,616,992	N/A	$5,822,807.20	$674.87

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (“Common Stock”) that become issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2)	This estimate is made pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on January 24, 2017, as reported on the Nasdaq Stock Market.
(3)	Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Regulus Therapeutics Inc. 2012 Equity Incentive Plan (the “2012 EIP”) on January 1, 2017 pursuant to an “evergreen” provision contained in the 2012 EIP. Pursuant to such provision, on January 1st of each year from 2013 until 2022, the number of shares authorized for issuance under the 2012 EIP is automatically increased by: (a) a number equal to 4% of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year; or (b) a number determined by the Registrant’s board of directors that is less than the amount set forth in the foregoing clause (a).
(4)	Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Regulus Therapeutics Inc. 2012 Employee Stock Purchase Plan (the “2012 ESPP”) on January 1, 2017 pursuant to an “evergreen” provision contained in the 2012 ESPP. Pursuant to such provision, on January 1st of each year from 2013 until 2022, the number of shares authorized for issuance under the 2012 ESPP is automatically increased by a number equal to the least of: (a) 1% of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year; (b) 500,000 shares of Common Stock; and (c) a number determined by the Registrant’s board of directors that is less than the amounts set forth in the foregoing clauses (a) and (b).

INCORPORATION OF DOCUMENTS BY REFERENCE.

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plans are effective.

The Registrant previously registered shares of its Common Stock for issuance under the 2012 EIP and the 2012 ESPP under Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on October 5, 2012 (File No. 333-184324), May 15, 2013 (File No. 333-188606), March 4, 2014 (File No. 333-194294), February 9, 2015 (File No. 333-201988) and February 23, 2016 (File No. 333-209654). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on January 27, 2017.

REGULUS THERAPEUTICS INC.

By:	/s/ Paul C. Grint
Paul C. Grint, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul C. Grint, M.D. as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul C. Grint Paul C. Grint, M.D.	President, Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)	January 27, 2017

/s/ Joseph P. Hagan Joseph P. Hagan	Chief Operating Officer (Principal Financial and Accounting Officer	January 27, 2017

/s/ Stelios Papadopoulos Stelios Papadopoulos, Ph.D.	Chairman of the Board and Member of the Board of Directors	January 27, 2017

/s/ David Baltimore	Member of the Board of Directors	January 27, 2017
David Baltimore, Ph.D.

/s/ Mark G. Foletta Mark G. Foletta	Member of the Board of Directors	January 27, 2017

/s/ William H. Rastetter	Member of the Board of Directors	January 27, 2017
William H. Rastetter, Ph.D.

/s/ Hugh Rosen	Member of the Board of Directors	January 27, 2017
Hugh Rosen, M.D., Ph.D.

/s/ Douglas E. Williams Douglas E. Williams, Ph.D.	Member of the Board of Directors	January 27, 2017

EXHIBIT INDEX

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2(2)	Amended and Restated Bylaws of the Registrant.

4.3(3)	Form of Common Stock Certificate of the Registrant.

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1(4)	2012 Equity Incentive Plan and Form of Stock Option Agreement and Form of Stock Option Grant Notice thereunder.

99.2(5)	2012 Employee Stock Purchase Plan.

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on August 3, 2016, and incorporated herein by reference.
(2)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on June 8, 2016, and incorporated herein by reference.
(3)	Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-183384), originally filed with the Commission on August 17, 2012, as amended, and incorporated herein by reference.
(4)	Previously filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-183384), originally filed with the Commission on August 17, 2012, as amended, and incorporated herein by reference.
(5)	Previously filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-183384), originally filed with the Commission on August 17, 2012, as amended, and incorporated herein by reference.